SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report - August 15, 2001

TOWER BANCORP, INC.
(Exact name of registrant as specified in its charter)

 Pennsylvania                 2-89573	      25-1445946
(State or other           (Commission File    (IRS Employer
jurisdiction of                Number)        Identification
incorporation)                                    Number)


Center Square, Greencastle, Pennsylvania	    17225
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (717) 597-2137



	N/A
(Former name or former address, if changed since last report)






















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Index to Exhibits Found on Page 4


Item 1.	Changes in Control of Registrant.

	Not Applicable.

Item 2.	Acquisition or Disposition of Assets.

	Not Applicable.

Item 3.	Bankruptcy or Receivership.

	Not Applicable.

Item 4.	Changes in Registrant's Certifying Accountant.

	Not Applicable.

Item 5.	Other Events.

On August 15, 2001, Tower Bancorp, Inc. issued a news release announcing a special cash dividend of $.50 per share. This dividend will be paid
September 21, 2001 to shareholders of record August
31, 2001.  The news release is attached as Exhibit
99 to this report and is incorporated herein by reference.

Item 6.	Resignations of Registrant's Directors.

	Not Applicable.

Item 7.	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Exhibit:

99	News Release, dated August 15, 2001, of Tower
Bancorp, Inc.

Item 8.	Change in Fiscal Year.

	Not Applicable.

Item 9.	Regulation FD Disclosure.

	Not Applicable.







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	Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



				TOWER BANCORP, INC.
				(Registrant)


Dated:  August 15, 2001	/s/ Jeff B. Shank
				Jeff B. Shank, President and
Chief Executive Officer
(Principal Executive Officer)






































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EXHIBIT INDEX


                                               Page Number
                                               In Manually
Exhibit					Signed Original

99	News Release, dated August 15, 2001,
of Tower Bancorp, Inc.                     5












































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								Exhibit 99

						FOR IMMEDIATE RELEASE
						FOR FURTHER INFORMATION:
Julie Tarquino
Marketing Manager
(717) 597-2137

TOWER BANCORP INC REPORTS DECLARES DIVIDEND

	GREENCASTLE, PA August 15, 2001 - The Board of Directors of Tower Bancorp, Inc. parent company of The First National
Bank of Greencastle is pleased to announce a one time special cash dividend of $.50 per share. This dividend will be paid September 21, 2001 to share holders of record August 31, 2001. Several years of strong earnings and accumulation of capital by the bank make this special dividend possible. The Board of Directors and Management are constantly seeking ways to enhance the Bank's return on equity and build shareholder value.
The First National Bank of Greencastle's total assets are
$238 million with outstanding loans of $160 million. Total deposits are $180 million.
	"The First National Bank of Greencastle continues to provide solid financial performance backed by quality investment and lending practices. It is the ongoing commitment to customer service combined with continued sound fiscal policy that will serve as the Bank's foundation for 2001," remarked President and CEO Jeff B. Shank.
The First National Bank of Greencastle has over 100 employees and operates seven offices in the Greencastle, Chambersburg, Shady Grove, Quincy, Laurich Estates,
Mercersburg and Waynesboro areas.
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